Exhibit 10.c.ix

[MASCO CORPORATION LETTERHEAD]

[Date]

[Executive Name]

RE:	PRSU Award under the [Insert Performance Period] Program

Dear [Executive Name]:

You have been designated to be a participant in Masco Corporation’s [insert Performance Period] Long-Term Incentive Program (the “Program”) by the Organization and Compensation Committee (the “Committee”) of the Board of Directors of Masco Corporation (the “Company”). This award agreement (“Award Agreement”) contains terms and conditions that apply to your award (the “Award”) of Performance Restricted Stock Units (“PRSUs”). You must accept this Award within 30 days of this notification, or it will be canceled without consideration and will be of no further force and effect.

This Award entitles you to receive Shares as a share award (“Share Award”), if certain conditions are satisfied, including approval of the Share Award by the Committee following the Performance Period. All of your rights to this Award are described in this Award Agreement, in the Program and in the Plan, which, together, constitute your performance award agreement (the “Agreement”). Terms not otherwise defined in this Award Agreement have the meanings ascribed to them in the Program or the Plan.

Your Award

You have been granted ______ PRSUs for the three-year period that begins on January 1, ____, and ends on December 31, ____ (the “Performance Period”). Subject to the terms of the Agreement, if the Committee determines (following the end of the Performance Period), that an average ROIC and the cumulative EPS was achieved by the Company at the Threshold Performance Score Percentage or greater, then a Share Award will be made to you on the Share Award Date.

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Exhibit 10.c.ix

Performance Metrics

The Committee has established the following performance metrics that will be measured during the Performance Period.

[Insert performance metrics.]

Goals for the Performance Period

The following Performance Score Percentages and performance goals have been established by the Committee for the Performance Period:

Performance Score Percentages
	Threshold 40%	Target 100%	Maximum 200%
[Insert Performance Goal(s)]

For purposes of determining the number of PRSUs that would vest into Shares, subject to the Committee’s right to exercise negative discretion, the overall Performance Score Percentage will be calculated [insert weighting if more than one Performance Goal].

Your Acceptance

By accepting this Award, you voluntarily agree to the terms and conditions of this Award Agreement and acknowledge that:

•	You have read and you understand this Award Agreement, the Program and the Plan;

•	You have received or have access to all of the documents referred to in this Award Agreement;

•
The terms and conditions contained in the Program, including without limitation, the terms under the caption “Participant’s Further Acknowledgements,” are incorporated into this Award Agreement and are binding on you;

•
There are no other commitments or understandings currently outstanding with respect to any other grants of options, restricted stock, restricted stock units, phantom stock, stock appreciation rights, or performance awards, except as may be evidenced by other written agreements entered into by you and the Company or the Committee;

•	You may be required to accept certain terms and conditions at the end of the Performance Period with respect to any Share Award that may be issued to you;

•	This Award Agreement will be governed by and interpreted in accordance with Michigan law, unless preempted by applicable Federal law; and

•
This Award is, in all respects, subject to the documents referenced in this Award Agreement and the Committee’s application of its negative discretion, and is intended to comply with, or be exempt from, as the case may be, the provisions of Internal Revenue Code Section 409A.

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Exhibit 10.c.ix

Upon your acceptance of this this Award, the Agreement will be effective as of the date hereof.

Very truly yours,

Masco Corporation

By: ___________________
Keith J. Allman
Its:     Chief Executive Officer

[SIGNATURE BLOCK FOR THE CEO’S AWARD AGREEMENT:

Very truly yours,

The Organization and Compensation
Committee of Masco Corporation

By: ___________________
Donald R. Parfet
Its:     Chairman]

AGREED TO THE FOREGOING:

_______________________________________
[Executive]

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